As Filed with the Securities and Exchange Commission on November 13, 2006

                                                     Registration No. 333-111617
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------


                         TRI CITY BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

               Wisconsin                                    39-1158740
    (State or other jurisdiction of
     incorporation or organization)            (IRS Employer Identification No.)


                            -------------------------

               6400 South 27th Street, Oak Creek, Wisconsin 53154
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -------------------------


                               Henry Karbiner, Jr.
                                    President
                         Tri City Bankshares Corporation
                             6400 South 27th Street
                           Oak Creek, Wisconsin 53154
                                 (414) 761-1610
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                                                       -------------------------


                                 With Copies To:

                           Andrew J. Guzikowski, Esq.
                          Whyte Hirschboeck Dudek S.C.
                              555 East Wells Street
                                   Suite 1900
                               Milwaukee, WI 53202

     On October 11, 2006 the Board of Directors of the Registrant terminated the company's 2003 Stock Purchase Plan (the "Stock Purchase Plan"). A total of 28,000 shares covered by this Registration Statement have been issued by the Registrant in connection under the Stock Purchase Plan. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to this Registration Statement pursuant to the undertaking set forth in Item 9(a)(3) of the Registration Statement, as required by Item 512(a) of Regulation S-K, and hereby de-registers all of the remaining 97,000 shares of common stock registered pursuant to this Registration Statement which were not issued by the Registrant in connection with the Stock Purchase plan.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oak Creek, Wisconsin on this 9 day of November, 2006.


                                     TRI CITY BANKSHARES CORPORATION, Registrant

                                           /s/Henry Karbiner, Jr.
                                       By: ____________________________________
                                           Henry Karbiner, Jr.
                                           Chairman of the Board, President,
                                           Chief Executive Officer and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name:                                                              Title:
----                                                               -----

PRINCIPAL EXECUTIVE OFFICER:

/s/Henry Karbiner, Jr.
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Henry J. Karbiner, Jr.             President, Chief Executive Officer, Treasurer
                                                       and Chairman of the Board

CHIEF FINANCIAL AND ACCOUNTING OFFICER:

/s/Thomas W. Vierthaler
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Thomas W. Vierthaler                              Vice President and Controller


Directors:


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Henry J. Karbiner, Jr.                           Director(Chairman of the Board)


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Ronald K. Puetz*                           Executive Vice President and Director


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Scott A. Wilson*                   Senior Vice President, Secretary and Director


----------------------------------------------
Robert W. Orth*                               Senior Vice President and Director


----------------------------------------------
Scott D. Gerardin*                       Senior Vice President, General Counsel,
                                                Assistant Secretary and Director


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William N. Beres*                                                  Director


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Sanford Fedderly*                                                  Director



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William Gravitter*                                                 Director


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Christ Krantz*                                                     Director


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Brian T. McGarry                                                   Director


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Agatha T. Ulrich*                                                  Director


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David A. Ulrich, Jr.*                                              Director


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William J. Werry*                                                  Director



* Henry Karbiner, Jr., by signing his name hereto does sign this document on behalf of the persons indicated above as of this 9 day of November, 2006, pursuant to the powers of attorney duly executed by such persons as part of the original signature pages to this Registration Statement filed on December 30, 2003.

                                            /s/Henry Karbiner, Jr.
                                   By:      ___________________________________
                                            Henry Karbiner, Jr.
                                            Attorney-in-Fact